Axelrod, Smith & Kirshbaum

An Association of Professional Corporations

ATTORNEYS AT LAW

5300 Memorial Drive, Suite 1000

Houston, Texas 77007-8292

Telephone (713) 861-1996

Robert D. Axelrod, P.C.	Facsimile (713) 552-0202

April 14, 2014

Eric Langan, Chief Executive Officer and President

Rick’s Cabaret International, Inc.

10959 Cutten Road

Houston, Texas 77066

Dear Mr. Langan:

We are acting as counsel to Rick’s Cabaret International, Inc., a Texas corporation (the “Company”) in connection with the registration by the Company of 281,180 shares of common stock, par value $.01 (the “Common Stock”), that may be issued upon the exercise of warrants to purchase Common Stock, which warrants were sold to certain investors through private placements and another private transaction, as set forth in the Company’s Registration Statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “SEC”).

We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other agreements, documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained herein as we have felt necessary or appropriate in order to render the opinions hereinafter expressed. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based upon all of the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

2.	The shares of Common Stock to be issued upon exercise of warrants are validly authorized and, when issued and delivered in accordance with the terms of the warrants, upon payment therefore, will be validly issued, fully paid and non-assessable.

________________________

The opinions expressed herein are limited to the matters expressly set forth herein and no other opinion shall be inferred or implied beyond the matters expressly stated herein.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the Company of the Form S-3, relating to the issuance of the Common Stock upon exercise of warrants, with the SEC. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form S-3 and to the reference made to this firm in the Registration Statement under the heading “Legal Matters”. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Axelrod, Smith & Kirshbaum